EXHIBIT 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN SHALL BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN ONLY PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (a) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (b) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY MAY NOT BE TRANSFERRED IN PART. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN PART SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

THE HOLDER’S INTEREST IS SUBORDINATE TO THE CLAIMS OF POLICYHOLDERS, CLAIMANTS AND BENEFICIARIES AND TO ALL OTHER CLASSES OF CREDITORS OTHER THAN SURPLUS NOTEHOLDERS AND INTEREST PAYMENTS AND PRINCIPAL PAYMENTS REQUIRE PRIOR APPROVAL OF THE APPLICABLE REGULATOR.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS SURPLUS NOTE, ALL PAYMENTS OF INTEREST ON AND REPAYMENT OF PRINCIPAL OF THIS SURPLUS NOTE, TO THE EXTENT REQUIRED UNDER APPLICABLE LAW, MAY BE MADE ONLY WITH THE PRIOR WRITTEN APPROVAL OF THE APPLICABLE REGULATOR (AS DEFINED BELOW). IT IS WITHIN THE APPLICABLE REGULATOR’S DISCRETION TO DETERMINE WHETHER TO PERMIT THE PAYMENT OF SUCH AMOUNTS.

Fixed Rate Senior Subordinated Surplus Note due 2020

of

PMI Mortgage Insurance Co.

PMI Mortgage Insurance Co., a stock insurance company domiciled in Arizona (the “Company,” which term shall include any successor), for value received, promises to pay to The PMI Group, Inc., or any registered transferee of this Surplus Note (the “Holder”), the principal amount of Two Hundred Sixty One Million Dollars ($261,000,000) on April 10, 2020, or the first Business Day thereafter (or any earlier date of acceleration of the maturity of this Surplus Note, or the first Business Day thereafter) (the “Maturity Date”), and to pay interest on the outstanding principal amount of this Surplus Note (i) from April 30, 2010 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on April 10th and October 10th of each year (each, an “Interest Payment Date”), commencing on October 10, 2010, at an annual rate equal to 4.50% (the “Interest Rate”), in each case subject to the Payment Restrictions (as defined below). Interest shall accrue for each Interest Period (as defined below) until the principal hereof is paid or duly provided for, and on any overdue principal and on any overdue installment of interest that has been approved by the Applicable Regulator, at an annual rate equal to the then applicable Interest Rate, compounded annually. The amount of interest payable for any Interest Period shall be computed on the basis of a 360-day year of twelve 30-day months.

The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by applicable law and regulations of the State of Arizona, as the same may be modified by United States law of general application.

The holder’s interest is subordinate to the claims of policyholders, claimants and beneficiaries and to all other classes of creditors other than surplus noteholders and interest payments and principal payments require prior approval of the Applicable Regulator.

Payments under this Surplus Note shall be subject to the following terms and conditions:

(a) If and to the extent required under Applicable Insurance Laws (as defined below) or statutory accounting principles, as applicable, for the Company to be permitted to report in its financial statements filed with the State of Arizona Department of Insurance or such other insurance regulatory authority of the state of domicile of the Company (the “Applicable Regulator”) the outstanding principal balance under the Surplus Note as constituting part of the Company’s surplus in accordance with statutory accounting principles of the Company applied on a consistent basis throughout the periods involved, any payment of interest and/or principal under this Surplus Note, may be made only (i) with the prior approval of the Applicable Regulator and (ii) from the funds and other assets of the Company otherwise legally available to make payments with respect to this Surplus Note under Applicable Insurance Laws (the conditions set forth in the foregoing clauses (i) and (ii) are referred to herein as the “Payment Restrictions”).

The Company covenants that it shall use its best efforts to obtain the approval of the Applicable Regulator to make payments under this Surplus Note on or prior to the date on which any such payment shall otherwise become due and payable. In addition to and not in lieu of the foregoing, the Holder shall have the option of seeking such approvals itself and, in such event, the Company covenants to cooperate fully with the Holder in seeking such approvals.

“Applicable Insurance Laws” means the insurance code and statutes of Arizona and all publicly available rules, regulations, policy statements and other guidance thereunder and the order or approval of the Applicable Regulator authorizing the Company to issue this Surplus Note. In the event the Company changes its state of domicile, the law of its new domicile will be deemed to apply in the event of a conflict with the expression provisions of this Surplus Note.

“Surplus Note Register” is the register kept by the Company at its office in Walnut Creek, California, in which it shall provide for the registration of this Surplus Note and the registration of transfers of the Surplus Note. Such Surplus Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

(b) To the extent that a payment of all or a portion of the principal of this Surplus Note or interest thereon is prohibited by any Payment Restriction, interest shall continue to be accrued on such unpaid principal amount at the rate provided in this Surplus Note.

(c) Except as provided in (a) and (b) above, no provision of this Surplus Note shall impair the obligations of the Company, which are absolute and unconditional, to pay the principal and interest on this Surplus Note at the times, place and rate, and in the coin or currency, prescribed in this Surplus Note. No provision of this Surplus Note shall extinguish the Company’s ultimate liability for the payment of principal and interest.

(d) Each payment made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the outstanding principal balance.

(e) Until such time as the Company shall receive the approval of the Applicable Regulator for a payment under this Surplus Note, the obligation of the Company to make such payment shall not form a part of the Company’s legal liabilities and shall not be a basis of any set off. Until repaid, all financial statements published or filed with the Applicable Regulator by the Company shall show as a footnote to such financial statement all outstanding principal amounts under this Surplus Note in accordance with the Applicable Insurance Laws and applicable statutory accounting principles.

(f) Notwithstanding any other provision contained herein, the Company shall not be required to make any payment of interest on this Surplus Note for any Interest Period to the extent in excess of the Regulatory Interest Limitation, if any, applicable to such Interest Period.

“Interest Period” means the period from and including, the date of original issuance of this Surplus Note to, but excluding the initial Interest Payment Date and thereafter, from and including, the first day following the end of the preceding Interest Period, to but excluding the next applicable Interest Payment Date or, in the case of the last Interest Period, the related Redemption Date or Maturity Date, as applicable.

“Regulatory Interest Limitations” means any cap or other limitation on the rate or amount of interest that may be paid on this Surplus Note pursuant to Applicable Insurance Laws or any order approving the issuance of this Surplus Note.

(g) No part of the obligation to pay principal or accrued interest may be offset or subject to recoupment with respect to any liability owed to the Company.

The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the holder in whose name this Surplus Note is registered on the Surplus Note Register at the close of business of the “record date” for such interest installment, which shall be the fourteenth (14th) day prior to such Interest Payment Date, whether or not such day is a Business Day (as defined below). The Company and any agent of the Company may treat the holder in whose name the Surplus Note is registered on the Surplus Note Register as the owner of the Surplus Note on the applicable record date for the purpose of receiving payments of principal and interest on the Surplus Note and on any other date for all other purposes whatsoever (whether or not such payment is overdue), and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

A copy of the April 20, 2010, pre-approval of interest payments issued by the Arizona Department of Insurance is attached as Schedule A hereto.

Payment of the principal and interest on this Surplus Note due on the Maturity Date or any Redemption Date, as the case may be, shall be made in immediately available funds against presentation and surrender of this Surplus Note at the office or agency of PMI Mortgage Insurance Co., 3003 Oak Road, Walnut Creek, California 94597, or at the office or agency of any other paying agent appointed by the Company for that purpose. Payment of interest on this Surplus Note due on any Interest Payment Date other than the Maturity Date or any Redemption Date, as the case may be, shall be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Surplus Note Register or by wire transfer of immediately available funds to an account appropriately designated by the Holder. All payments in respect of this Surplus Note shall be payable in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

References to payments of principal hereunder shall include redemption amounts and interest on overdue principal, if any.

Notwithstanding anything to the contrary contained herein, if any Interest Payment Date other than the Maturity Date or any Redemption Date, falls on a day that is not a Business Day, then any interest payable on such date will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and no additional interest will accrue in respect of such payment made on such next succeeding Business Day. If the Maturity Date or any Redemption Date falls on a day that is not a Business Day, then the principal and interest payable on such date will be paid on the next succeeding Business Day, and no additional interest will accrue in respect of such payment made on such next succeeding Business Day.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

The Company waives diligence, presentment, demand for payment, notice of nonpayment, notice of protest, and all other demands and notices.

Early Redemption. The Company shall, subject to the prior consent of the Applicable Regulator, redeem this Surplus Note, in full or in part, prior to the Maturity Date, in accordance with the provisions below.

If the Reference Notes are to be repurchased, in whole or in part, due to an Optional Call or a Fundamental Change, the Company shall use its reasonable best efforts to obtain the consent of the Applicable Regulator to redeem the Repurchase Redemption Portion of this Surplus Note prior to the applicable Repurchase Date, or as soon as reasonably practicable thereafter, in an amount not to exceed the applicable Repurchase Redemption Price. Following receipt of consent of the Applicable Regulator, on the Business Day prior to the applicable Repurchase Date (the “Repurchase Redemption Date”), the Company shall redeem the Repurchase Redemption Portion of this Surplus Note for an amount (the “Repurchase Redemption Price”) equal to the applicable Repurchase Amount, or such lesser amount approved by the Applicable Regulator, and shall in addition pay to the Holder all unpaid interest in respect of such redeemed amount accruing from (and including) the immediately preceding Interest Payment Date through, but excluding, such Repurchase Redemption Date. If the Applicable Regulator does not approve such redemption, or approves payment of a lesser amount, then the Company shall pay to the Holder the amount so approved and the Repurchase Redemption Portion of this Surplus Note shall remain outstanding and unredeemed to the extent of such unapproved amount and interest shall continue to accrue and be due and payable thereon on each Interest Payment Date following the Repurchase Redemption Date, and the Company shall use its reasonable best efforts to obtain the consent of the Applicable Regulator to redeem the unapproved amount as soon as reasonably practicable following the Repurchase Redemption Date. The portion of this Surplus Note not so redeemed shall remain outstanding and continue to accrue interest in accordance with the terms and conditions herein.

Following the occurrence of a Material Conversion, the Company shall use its reasonable best efforts to obtain the consent of the Applicable Regulator to redeem the Conversion Redemption Portion of this Surplus Note in an amount not to exceed the Conversion Redemption Price. Following receipt of consent of the Applicable Regulator, on the Conversion Redemption Date, the Company shall redeem the Conversion Redemption Portion of this Surplus Note for an amount (the “Conversion Redemption Price”) equal to the applicable Material Conversion Amount or such lesser amount approved by the Applicable Regulator, and shall in addition pay to the Holder all unpaid interest in respect of such redeemed amount accruing from (and including) the immediately preceding Interest Payment Date through, but excluding, such redemption date, if and to the extent that holders of the Reference Notes converted in connection with the Material Conversion are entitled to accrued and unpaid interest with respect to such Reference Notes. If the Applicable Regulator does not approve such redemption, or approves payment of a lesser amount, then the Company shall pay to the Holder the amount so approved and the Conversion Redemption Portion of this Surplus Note shall remain outstanding and unredeemed to the extent of such unapproved amount and interest shall continue to accrue and be due and payable thereon on each Interest Payment Date following the Conversion Redemption Date, and the Company shall use its reasonable best efforts to obtain the consent of the Applicable Regulator to redeem the unapproved amount as soon as reasonably practicable following the Conversion Redemption Date. The portion of this Surplus Note not so redeemed shall remain outstanding and continue to accrue interest in accordance with the terms and conditions herein.

“Conversion Redemption Date” means the Business Day prior to the next succeeding date that cash or property in respect of Reference Notes that will be converted in connection with the Material Conversion must be paid or delivered, as the case may be, pursuant to the Terms and Conditions.

“Conversion Redemption Portion” shall equal a portion of this Surplus Note equal to the product of (I) the quotient of (x) the aggregate principal amount of the Reference Notes tendered for conversion (and not validly withdrawn) on or prior to the date of the applicable Material Conversion but following the date of the previous Material Conversion, if any, divided by (y) the aggregate principal amount of the Reference Notes then outstanding multiplied by (II) the principal amount then outstanding under this Surplus Note.

“Fundamental Change” shall have the same meaning that term has in the Terms and Conditions.

“Material Conversion” means any date on which the aggregate principal amount of Reference Notes properly submitted for conversion and not validly withdrawn or capable of being validly withdrawn (together with all Reference Notes previously submitted for conversion and not validly withdrawn or capable of being validly withdrawn and with respect to which a redemption of all or part of this Surplus Note has not previously been made) exceeds 1% of the initial aggregate outstanding principal amount of the Reference Notes.

“Material Conversion Amount” shall equal the aggregate cash amount to be paid by the Reference Issuer in respect of the Reference Notes to be converted in connection with the applicable Material Conversion, other than accrued and unpaid interest.

“Optional Call” means the Reference Issuer’s exercise of its optional redemption right with respect to the Reference Notes as set forth in the Terms and Conditions.

“Redemption Date” any Repurchase Redemption Date or Conversion Redemption Date.

“Reference Notes” means those certain 4.50% Convertible Senior Notes due 2020 issued by Reference Issuer on or about April 30, 2010. A Prospectus Supplement describing the Reference Notes is attached hereto as Schedule B.

“Reference Issuer” means The PMI Group, Inc., a Delaware corporation the common stock of which is publicly traded on the New York Stock Exchange under the symbol “PMI”.

“Repurchase Amount” means the aggregate cash amount (other than accrued and unpaid interest) to be paid in respect of the redemption of the applicable Reference Notes on the applicable Repurchase Date.

“Repurchase Date” means any date on which the Reference Issuer will repurchase all or part of the Reference Notes pursuant to its optional or mandatory redemption rights and obligations set forth in the Terms and Conditions.

“Repurchase Redemption Portion” shall equal a portion of this Surplus Note equal to the product of (I) the quotient of (x) the aggregate principal amount of the Reference Notes being redeemed at the applicable Repurchase Date divided by (y) the aggregate principal amount of the Reference Notes then outstanding multiplied by (II) the principal amount then outstanding under this Surplus Note.

“Terms and Conditions” means the Description of the Notes relating to the Reference Notes as set forth in that April 26, 2010, Prospectus Supplement to the Prospectus dated February 12, 2009, including the base indenture and the supplemental indenture which are referred to therein.

“Trading Day” shall have the same meaning that term has in the Terms and Conditions.

Except as set forth above, this Surplus Note is not subject to prepayment.

In the event of redemption of this Surplus Note in part only, a new Surplus Note for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

Upon the occurrence of an Event of Default (as defined below), the Holder may give notice of such Event of Default to the Company, and demand payment of the entire outstanding principal amount of this Surplus Note, plus accrued interest, plus interest on such overdue principal at the Interest Rate, plus, to the extent provided in any approval from the Applicable Regulator, interest on any overdue interest that has been approved by the Applicable Regulator, such interest to accrue at the Interest Rate to the date of payment, plus such further amounts as shall be necessary to cover the Holder’s costs and expenses of collection, including reasonable attorneys’ fees. Payments demanded as a result of an Event of Default are subject to the prior notice and consent of the Applicable Regulator. Notwithstanding the foregoing, the Holder shall not be permitted to exercise any remedy set forth herein following the occurrence of an Event of Default if, following the exercise of such remedy the Company would be forced into bankruptcy or receivership.

An “Event of Default” hereunder means the occurrence of either of the following events:

(a) default is made in the payment of any installment of interest on this Surplus Note when such interest becomes due and payable and such default continues for a period of 30 days, provided that the Company has obtained approval from the Applicable Regulator for such interest payment in accordance with the provisions hereof, or

(b) default is made in the payment of the principal of this Surplus Note when such principal becomes due and payable, provided that the Company has obtained approval from the Applicable Regulator for such principal payment in accordance the provisions hereof.

No provision of this Surplus Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to make all payments due in respect of this Surplus Note at the time and place and at the rate and in the money herein prescribed.

No agreement or interest securing any obligation of the Company, whether existing on the date of this Surplus Note or subsequently entered into, shall apply to or secure the obligation of the Company under this Surplus Note.

Subject to the limitations provided herein and in compliance with the restrictions set forth in the legend, this Surplus Note is transferable by the holder hereof on the Surplus Note Register of the Company, upon surrender of this Surplus Note for registration of transfer at the office of the Company, or at any other office or agency so designated by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon a new Surplus Note for the same aggregate principal amount will be issued to the designated transferee. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge payable in relation thereto.

No recourse shall be had for the payment of the principal or interest on this Surplus Note, or for any claim based hereon, against any incorporator, stockholder, officer, director, employee or agent, past, present or future, as such, of the Company or of any predecessor or successor entity of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.ANY UNRESOLVED DISPUTE OR DIFFERENCE BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS SURPLUS NOTE, OR THE BREACH THEREOF, SHALL BE FINALLY SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE WRITTEN AWARD RENDERED BY THE ARBITRATOR SHALL BE FINAL AND BINDING UPON THE PARTIES, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF AND HAVING JURISDICTION OVER THE PARTIES OR THEIR ASSETS. THE ARBITRATION SHALL TAKE PLACE AS MUTUALLY DETERMINED BY THE PARTIES OR THE ARBITRATOR IN THE ABSENCE OF AGREEMENT BY THE PARTIES. THE SUBSTANTIVE LAW OF THE STATE OF ARIZONA SHALL APPLY IN SUCH PROCEEDINGS.

THIS SURPLUS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

In Witness Whereof, the Company has duly executed this certificate on this 30th day of April, 2010.

PMI MORTGAGE INSURANCE CO.

[SEAL]

By: /s/ Donald P. Lofe Jr.
Name: Donald P. Lofe Jr.
Title: Executive Vice-President, Chief Financial
Officer and Chief Administrative Officer